SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 CMP GROUP, INC.
       (Name of Registrant as Specified in Its Articles of Incorporation)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Shares of common stock, par value $5.00 per share, of CMP Group, Inc.

     (2)  Aggregate number of securities to which transaction applies:
          32,930,215 shares.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $194,289 has been calculated in accordance with Rule 0-11(a)(4) and (c)(1) under the Exchange Act and is equal to 1/50 of 1% of $971,441,343 (which is the product of 32,930,215 (the number of shares of CMP Group common stock to be exchanged in the merger) and $29.50 (the per share consideration)).

     (4)  Proposed maximum aggregate value of transaction: $971,441,343

     (5)  Total fee paid: $194,289

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

[CMP GROUP, INC. LOGO]

[GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:
"HOLDINGS"]    "NEWS"]        "INVESTOR      "BOARD &       "ANNUAL
                               INFO"]         OFFICERS"]     REPORT"]

CMP GROUP, INC., is a Maine holding company formed on September 1, 1998, with general offices in Augusta, Maine.

Its principal holding is Central Maine Power Company (CMP), a 99-year-old electric utility that serves more than 530,000 retail customers in central and southern Maine. On April 7, 1999, CMP sold its hydroelectric, fossil and biomass generating assets to FPL Energy, a unit of Florida-based FPL Group. The sale was required by a Maine law that mandates retail competition in electricity supply in Maine beginning on March 1, 2000. At that point, CMP will operate as a transmission and distribution utility.

Other CMP Group holdings can be found on the Holdings page.

CMP Group common stock trades on the New York Stock Exchange under the symbol CTP. All outstanding shares of CMP common stock were automatically converted, one-for-one, to CMP Group shares when the holding company came into existence.

CMP Group's formation was approved by CMP shareholders and by various state and federal regulatory agencies. The new structure offers increased managerial and financial flexibility to respond to competitive and regulatory changes and cleanly separates regulated and unregulated lines of business.

--------------------------------------------------------------------------------

Last Updated: September 23, 1999.
URL: http://www.cmpgroup.com/

Copyright (C) 1998-1999 CMP Group, Inc. All rights reserved.
                        --------------
"Central Maine Power" is a trade name and service mark of Central Maine Power Company.
"Combined Energies" is a trade name and service mark of The Union Water-Power Company.

[CMP GROUP, INC. LOGO]

[GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:
"HOLDINGS"]    "NEWS"]        "INVESTOR      "BOARD &       "ANNUAL
                               INFO"]         OFFICERS"]     REPORT"]


          .    Annual Report

          .    News

          .    SEC Filings

          .    Shareholder Information

          .    Stock Quote

-------------------------------------------------------------------------------

Last Updated: September 23, 1999.
URL: http://www.cmpgroup.com/investors/

Copyright(C) 1998-1999 CMP Group, Inc. All rights reserved.
                       --------------

[CMP GROUP, INC. LOGO]

[GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:      [GRAPHIC:
"HOLDINGS"]    "NEWS"]        "INVESTOR      "BOARD &       "ANNUAL
                               INFO"]         OFFICERS"]     REPORT"]


                       SHAREHOLDERS VOTE ON MERGER OCT. 7

          Proxies have been mailed for a special meeting of Shareholders to be held on Oct. 7, 1999. The only question before the meeting will be whether to approve the proposed merger between CMP Group and Energy East Corp.

          The merger will not occur unless a majority of the outstanding shares of CMP Group are voted in favor. Several state and federal regulatory approvals are also required for the plan to take effect. For more information, please consult your proxy materials.

          Shareholders of record as of Aug. 30, 1999, are eligible to vote on the special-meeting question. Whether your holding is large or small, returning a signed proxy will help avoid delay and additional expense in this procedure.


          Thank you.


                               -- CMP G r o u p --

--------------------------------------------------------------------------------

Last Updated: September 15, 1999.
URL: http://www.cmpgroup.com/investors/

Copyright (C) 1998-1999 CMP Group, Inc. All rights reserved.